Exhibit 99.1

Contact:

Bob Newell
Vice President, Finance and Chief Financial Officer
(650) 331-7133
investors@cardica.com

CARDICA ANNOUNCES $10 MILLION AT-THE-MARKET
COMMON STOCK FINANCING AGREEMENT

REDWOOD CITY, Calif. – December 16, 2010 — Cardica, Inc. (Nasdaq: CRDC) today announced that it has entered into a common stock purchase agreement with Aspire Capital Fund, LLC, an Illinois limited liability company, which provides that, subject to certain conditions, Aspire Capital is committed to purchase up to $10 million of Cardica’s common stock over the next two years.

For the duration of the two-year purchase agreement, Cardica will control the timing and amount of any sales of its common stock to Aspire Capital, subject to certain conditions, which include the effectiveness of a registration statement registering the sale by Aspire Capital of the shares issued to Aspire Capital under the agreement. Each time that Cardica elects to sell shares to Aspire Capital pursuant to the purchase agreement, the pricing of that sale will be determined pursuant to a formula that is based upon the actual sale prices of Cardica’s common stock on NASDAQ over the 12 days preceding the particular sale to Aspire Capital. Accordingly, Cardica will know at the time that it gives a notice of sale to Aspire Capital the price per share that Aspire Capital will be required to pay. Aspire Capital has no right to require any sales by Cardica, but is obligated to make purchases as Cardica directs in accordance with the purchase agreement, which may be terminated by Cardica at any time, without cost or penalty. The agreement does not restrict other financings by Cardica. A more detailed description of the transaction with Aspire Capital is set forth in the Company’s Registration Statement on Form S-3 (No. 333-171195), filed on December 15, 2010 with the U.S. Securities and Exchange Commission.

“We believe that having access to additional capital opportunistically will give us the financial flexibility and control to allow us to complete development and pursue our plans to launch the Cardica Microcutter ES8, subject to FDA clearance, in the appropriate manner, while continuing development of other devices within our planned microcutter product line,” said Bernard A. Hausen, M.D., Ph.D., president and chief executive officer of Cardica.

The securities issuable under the common stock purchase agreement with Aspire Capital have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration under the Securities Act of 1933 and applicable state securities laws or available exemptions from registration requirements. Cardica has filed a registration statement for the sale by Aspire Capital of the shares of common stock issuable under the common stock purchase agreement. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

About Cardica
Cardica designs and manufactures proprietary stapling and anastomotic devices for cardiac and endoscopic surgical procedures. Cardica’s technology portfolio is intended to minimize operating time and enable minimally-invasive and robot-assisted surgeries. Cardica manufactures and markets its automated anastomosis systems, the C-Port® Distal Anastomosis Systems and PAS-Port® Proximal Anastomosis System, for coronary artery bypass graft (CABG) surgery and has shipped over 31,000 units throughout the world. In addition, the company is developing the Cardica Microcutter ES8, a true multi-fire endoscopic stapling device designed to be used in a variety of procedures, including bariatric, thoracic and general surgery. The Cardica Microcutter ES8 requires regulatory clearance through the 510(k) or other process with the U.S. Food & Drug Administration and is not yet commercially available.

About Aspire Capital Fund, LLC
Aspire Capital Fund, LLC is an institutional investor based in Chicago, Illinois, with a fundamental investment approach. Aspire Capital Invests in a wide range of companies and industries emphasizing life sciences, energy and technology.

This press release contains “forward-looking” statements, including statements related to the potential future sale of shares of our common stock to Aspire Capital under the common stock purchase agreement and matters related to future financial flexibility and the future development, potential regulatory approval and launch of the Cardica Microcutter ES8 and other devices. Any statements contained in this press release that are not historical facts may be deemed to be forward-looking statements. The words “will,” “elects,” “potential,” “plans,” “subject to” and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause Cardica’s results to differ materially from those indicated by these forward-looking statements, including risks related to Cardica’s ability to access capital under the terms of the common stock purchase agreement and risks that Cardica may not be successful in its efforts to develop the Cardica Microcutter ES8 and expand its product portfolio; that the Cardica Microcutter ES8 may not be subject to a 510(k) rather than longer Premarket Approval application process or otherwise may not obtain regulatory approval on Cardica’s anticipated timeline, if at all, as well as other risks detailed from time to time in Cardica’s reports and registration statements filed with the U.S. Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010 and its Registration Statement on Form S-3 (No. 333-171195) filed on December 15, 2010. Cardica expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein. You are encouraged to read Cardica’s reports and registration statements filed with the U.S. Securities and Exchange Commission, available at www.sec.gov.

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